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Exhibit 10.3


15 September 2003


PRIVATE AND CONFIDENTIAL

Mr John Henderson
CEO and Director
Aqua Dyne Inc.
3rd Floor, 895 Dove Street
Newport Beach, California  9260  USA


Dear John


J WILSON - EMPLOYMENT CONTRACT

As you are aware, we have instructions to act for Jim Wilson ("JW").

JW will agree to enter into an employment contract with Aqua Dyne Australia Pty Ltd ACN 103 011 696 ("ADA") on the following terms and conditions:

1.       PARTIES

1.1      EMPLOYER: ADA

1.2      EMPLOYEE: JW

1.3      GUARANTOR: Aqua Dyne Inc ("ADI")

2.       BACKGROUND

2.1 ADI has developed technologies known as the Jet Water System for treatment of contaminated or salt water ("the Technologies").

2.2 ADI has protected its intellectual property relating to the Technologies.

2.3      ADA is a wholly owned subsidiary of ADI.

2.4 ADI will give ADA a license to use the Technologies to develop its business in Australia. The business is the commercial application of the Technologies for profit after development and marketing activities ("the Proposed Business").





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3.       POSITION OF JW

3.1      Managing Director of ADA

3.2 Director of ADI, with appointment term, conditions, compensation, reimbursements and entitlements on the same basis as the proposed new directors, viz Messrs Symms and Ziglar. In the event that Messrs Symms and Ziglar or other parties acceptable to JW do not become Board Members, then at his option, JW may resign from the Board of ADI without any penalty whatsoever.

3.3 Director of Liquatech Pty Ltd in due course on terms and conditions to be agreed with the Board of ADI, should that company remain an entity separate from the Aqua Dyne Group.

4.       REPORTING

4.1      JW to report to the CEO of ADI.

5.       DUTIES OF JW

5.1 Determining technical capabilities of the technologies with assistance from independent consultants.

5.2 Determining feasibility of commercial manufacture and sales of the technologies, with the assistance from independent consultants.

5.3 Employing the technical, sales and administrative staff as appropriate for preparation of a business and marketing plan and thereafter development of the proposed business in Australia, South Pacific and Asian markets.

5.4 Negotiations with high volume water users such as companies (industrial and mining ) and government bodies and agencies which have currently expressed an interest in commercial use of the technologies.

6.       TERM

6.1 The initial contract is for three (3) years. JW has one (1) option to renew the initial contract for a further period of three (3) years, making a total employment period of up to 6 (six) years. The option to renew must be exercised by JW between months twenty-five (25) and thirty (30) after commencement of the initial contract. The option is to be exercisable by JW on the same terms and conditions as the initial contract save as to salary for the first year of the second three-year period, which shall not be less than the annual salary applicable in the third year of the initial contract. ADI and ADA, in good faith, hereby grant JW the right of first refusal to negotiate his continuation in the Position for a further period 6 (six) years ie for years seven (7)- twelve (12) on the basis of an initial contract of 3 (three) years, with an option to JW for renewal for a further period of 3 (three) years.

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6.2      JW can terminate the contract at any time by giving three (3) months notice ("JW Termination"). Upon JW Termination ADA must make a payment immediately to JW of all entitlements which might be outstanding according to law.

6.3 Termination by ADA other than in circumstances set out in Clause 17 herein: ADA can terminate the contract at any time by giving one (1) months notice ("ADA Termination"). Upon ADA Termination, ADA must make payment to JW of the greater of all remaining amounts that would have been paid to JW as remuneration had the relevant three year term of the contract been completed by both parties, or one (1) years remuneration (based on remuneration at the time of ADA Termination), such payments to be in Eligible Termination Payment form. If JW exercises the option to renew for a further three (3) years and ADA fails to enter the relevant three (3) year contract, within 30 days of JW so exercising his option, this will be deemed to be an ADA Termination. If ADA breaches Clause 7 of this contract or if ADI breaches Clause 15.1 of this contract this will be deemed to be an ADA Termination.

7.       PACKAGE

7.1      SALARY AS MANAGING DIRECTOR OF ADA

         Commencing salary to be AUD$250,000.00 per annum inclusive of Federal Superannuation Guarantee Levy (such that the amount of $250,000.00 per annum is the total cost to the Company) paid monthly in advance no later than the 7th day of the month.

         Fringe Benefits and other similar taxes on all other benefits payable to JW under the contract is to be to the account of ADA.

7.2      CAR PARK

         ADA must provide a car park to JW at the business premises where JW is working at no cost to JW.

7.3      EXPENSES ( AS MD OF ADA AND DIRECTOR OF ADI)

         Reimbursement of all usual work related expenses for this type of position including, but not limited to, telephone, entertainment and parking. No car will be provided but reasonable motor vehicle running expenses on a per klm basis are to be paid for any commute to and from ADA's place of business, in excess of 20 klms per day.

7.4      TRAVEL (AS MD OF ADA AND DIRECTOR OF ADI)

         Business Class were flight time is longer than 1.5 hours.

         Road travel for business purposes will be by hire car at the cost of the company.

7.5      SALARY REVIEW

         During the 11th month of each year of the contract, JW's performance will be reviewed ("Performance Review").

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         The Performance Review will be based on an objective assessment of how diligently JW has applied himself overall to the discharge of his duties during the year in question, including Board positions.

         During the term of the contract, the CEO of ADI will immediately discuss with JW any concerns he might have in respect to JW's performance from time to time, with the objective of enabling JW to undertake personal corrective action, if such proves to be necessary.

         On the basis that JW's performance is assessed as acceptable (ie. he has diligently applied himself overall to his duties), he shall be entitled to a salary review.

         The salary review will determine JW's salary for the next year of the contract ("the New Salary").The New Salary will be at least equal to the old salary adjusted upwards for the effect of the Consumer Price Index increase over the previous (12) twelve months.

         The New Salary shall be determined by way of benchmarking JW's current salary against those paid to persons in JW's position in companies of similar size, performance and prospects.

8.       COMMENCEMENT

8.1 The parties acknowledge that JW must give up to 2 months notice of his intention to terminate employment with his current employer ("Current Employer Notice").

8.2 JW will not give the current employer notice until this contract is signed and ADA and ADI have satisfied Clause 12.1 (a) of the Conditions Precedent, which ADI and ADA irrevocably agree to do no later than 30 September 2003.

8.3 Should ADI and ADA not have satisfied Clause 12.1 (a) of the Conditions Precedent by 30 September 2003, then JW shall grant ADI and ADA an extension for a further period not exceeding fourteen (14) days.

8.4 JW will commence employment under this contract no later than 1 week after termination of his current employment.

9. HOURS OF WORK

9.1. 8.30 am -5.30 pm Monday to Friday and such other hours as may be reasonably required.

10. HOLIDAYS

10.1 In the first year of the contract, seven (7) weeks, with 2 weeks in January 2004; and thereafter five (5) weeks per annum, subject to no greater than three (3) weeks consecutively, without permission of the Board of ADI.

11.      SICK LEAVE

11.1     Ten (10) days per annum.

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11.2     JW, along with all other employees, shall be covered under Work Cover
         Queensland

12.      CONDITIONS PRECEDENT

12.1 This contract is subject to the following Conditions Precedent being satisfied by 30 September 2003 ("the Satisfaction Date"):

         (a) ADI must deposit AUD$100,000.00 ("the Security Deposit") in the Trust Account of Hillhouse Burrough McKeown, solicitors who must hold the Security Deposit on trust for JW on the following terms:

                  (i) The Security Deposit must be paid to JW (in the form of an Eligible Termination Payment if possible) if JW informs Hillhouse Burrough McKeown that there has been a breach of Clause 7 or Clause 15.1 or this employment contract by ADI or ADA;

                  (ii) The Security Deposit will be repaid to ADI if the Conditions Precedent have not been satisfied by the Satisfaction Date;

                  (iii) The Security Deposit will be repaid to ADI if it has not been paid to JW under sub-clause 12.1(b)(i) above within nineteen (19) months of the commencement of payment of JW's salary hereunder;

                  (iv) Hillhouse Burrough McKeown may invest the Security Deposit with a bank selected by Hillhouse Burrough McKeown whereupon any interest earned on the Security Deposit will become part of the Security Deposit.

         (b) A payment of the Security Deposit to JW under Clause 12.1(b)(i) will be a credit against any amount payable to JW under this contract and that the rights of JW under Clause 6.2 and 6.3 will not be otherwise affected.

         (c) ADI must arrange for 100,000 ADI stock options to be issued to JW in accordance with the company's registered stock option plan and SEC legal requirements;

         (d) In addition to the stock options in 12.1 (c), ADI must arrange for JW to be issued with such further stock options as the Board of ADI determines appropriate pursuant to its planned review of the entitlements of directors and executives;

         (e) The exercise price for the stock options in (c) and (d) above shall be as determined by the Board of ADI;

         (f) Directors Liability Indemnity Insurance to cover JW in his positions with ADA and ADI;

         (g)      Due Diligence being completed to the satisfaction of JW;

         (h)      Messrs Symms and Ziglar becoming Board members of ADI

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12.2     JW may terminate this contract if the Conditions Precedent have not been met by the Satisfaction Date.

13.      GUARANTEE AND INDEMNITY

13.1 ADI guarantees that ADA will perform its obligations under this employment contract including ADA's obligations under Clauses 6.2 and
         6.3 after termination.

13.2 ADI and ADA hereby indemnify JW against any loss or damage whatsoever or howsoever caused arising from the performance of his duties under this contract.

14.      BOARD POSITIONS

14.1     JW must be appointed a Director of ADA upon commencement of employment.

15.      FUNDING

15.1 ADI agrees that it will provide appropriate funding for the business plan of ADA when it is formulated. If funds are needed before the business plan is formulated, ADI will provide them to cover JW's salary and other business expenses relating to JW's duties. ADI agrees that the amount of funding to be provided over the first eighteen (18) months from commencement of this contract will be at least AUD$750,000.00 provided in such time as the funds are required by ADA.

15.2 ADI acknowledges that it intends to provide AUD$2,000,000.00 if that is necessary to maximise the prospects of the proposed business.

15.3 JW is not required to give any Director's Guarantees relating to the financing or operations of ADI or ADA, including but not limited to lease of premises or equipment leases by ADA or ADI.

16.      CONFIDENTIALITY

16.1 JW is aware that in the course of employment under this Agreement he will have access to and be entrusted with information in respect of the business and financing of ADA and its dealings, transactions and affairs all of which information is or may be confidential.

16.2 JW shall not (except in the proper course of his duties) during or after the period of his employment under this Agreement divulge to any person whatever or otherwise make use of (and shall use his best endeavours to prevent the publication or disclosure of) any trade secret or any confidential information concerning the business or finances of ADA or any of its dealings, transactions or affairs or any trade secret or any other such confidential information concerning ADA or any of its members, suppliers, agents, distributors or customers.

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16.3     All notes and memoranda of any trade secrets or confidential information concerning the business of ADA or any of its members, suppliers, agents, distributors or customers which shall be acquired received or made by JW during the course of his employment shall be the property of ADA and shall be surrendered by JW to someone duly authorised in that behalf at the termination of his employment or at the request of the Board at any time during the course of his employment.

17.      TERMINATION

         17.1 The Company may at its sole discretion terminate the employment in the manner specified in Clause 17.2 if at any time JW is or becomes:

                  17.1.1 Incapacitated by illness or injury from performing his duties under this Agreement for a period of three
                           (3) consecutive months or any periods aggregating three months in any period of twelve (12) calendar months.

                  17.1.2 Charged with any criminal offence which in the reasonable opinion of the Board brings the JW or ADA into serious disrepute.

                  17.1.3 Bankrupt or makes a composition or arrangement with his creditors generally or takes advantage of any statute for the relief of insolvent debtors.

                  17.1.4 Of unsound mind, or a person whose personal estate is liable to be dealt with under any law relating to mental health.

         17.2 Where ADA decides to terminate the employment for a reason specified in Clause 17.1 it shall do so in the following manner:

                  17.2.1 For reasons specified in Clause 17.1.1 by giving not less than one (1) months previous written notice expiring on or after the expiry of the three (3) months period referred to therein or by paying one
                           (1) months' salary (but not allowances) in lieu thereof but without prejudice to any rights or remedies of either party under, or in respect of any breach of, this Agreement.

                  17.2.2 For any other reason as specified in Clause 17.1 by giving notice effective forthwith and without payment of any salary or allowances (other than any accrued to the date of termination, but without prejudice to any rights or remedies of either party under, or in respect of any breach of this Agreement.

                  17.2.3 Under termination of the employment, JW will be entitled to payment in lieu of annual leave to which he became entitled during the employment (including a pro rata entitlement for the period after the last anniversary of the commencement of the employment, but which he did not take for any reason approved by the Board).

                  17.2.4 Subject to an express agreement to the contrary, upon termination of the employment all sums which are owing by JW to ADA shall be repaid forthwith whether such sums are then due to be paid or not.

18.      SEVERABILITY

18. If any provision of this Contract is held invalid, unenforceable or illegal for any reason this Contract shall otherwise remain in full force apart from such provisions which shall be deemed deleted.

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19.      ENTIRE AGREEMENT

19. This Agreement constitutes the entire Agreement of the parties in respect of the matters dealt with in this Agreement and supersedes all prior Agreements, understandings and negotiations in respect of the matters dealt with in this Agreement.

20.      VARIATION

20. This Agreement shall not be changed or modified in any way subsequent to its execution except in writing signed by ADA and JW.

21.      NOTICES

         Any notice, approval, consent or other communication under this Agreement shall be in writing and shall be delivered personally or given by pre-paid registered post, telegram or cable to a party at the address of the party indicated at the beginning of this Agreement or such other address as the party may from time to time notify to the other for the purpose of this claim. Proof of posting by pre-paid registered post or by dispatch of telegram or cable shall be proof of receipt, in the case of, on the third day after posting and, in the case of a telegram or cable, on the day immediately following dispatch.

22.      BINDING CONTRACT

22.1 Upon ADA, ADI and JW (either personally or through his solicitors) signing this letter, the parties agree that a binding employment contract is formed.

23.      PROPER LAW

23.1     This contract is subject to the law of Queensland.

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signed by JIM WILSON

68 LUDLOW STREET, CHAPEL HILL 4069, AUSTRALIA

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signed on behalf of
AQUA DYNE INC (ADI)

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signed on behalf of
AQUA DYNE AUSTRALIA PTY LTD (ADA)

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